Exhibit 10.6

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

POP GLOBAL ACQUISITION LIMITED

(a Cayman Islands exempted company)

FORM OF PROMISSORY NOTE

Principal Amount: Up to $500,000	Dated as of [●], 2026

Pop Global Acquisition Limited, a Cayman Islands exempted company (company number 436772) (the “Maker”), promises to pay to the order of NC Fortune Global Limited, a British Virgin Islands business company (BVI company number 2209464) (the “Payee”) the principal sum of up to Five Hundred Thousand Dollars ($500,000) (the “Maximum Amount”), or such lesser aggregate principal amount as may then be outstanding hereunder, in lawful money of the United States of America, on the terms and conditions described below. All payments on this Promissory Note (this “Note”) shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Drawdown Requests. Maker may request from the Payee such amounts as Maker deems appropriate up to the Maximum Amount, to be used for a portion of the expenses of the Offering (as defined in Section 2) and Maker’s organizational and operating expenses. Each such request shall be made in writing (each, a “Drawdown Request”) by Maker to Payee from time to time prior to the date on which the principal balance of this Note becomes payable under Section 2, and must state the amount to be drawn down from the Maximum Amount. Payee shall fund each Drawdown Request no later than five (5) business days after receipt thereof; provided that the aggregate principal amount outstanding under this Note shall not exceed the Maximum Amount at any time. Once an amount is drawn down under this Note, such amount shall not be available for future Drawdown Requests, except to the extent such amount has been prepaid in full. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. For the avoidance of doubt, Payee’s obligation to fund Drawdown Requests under this Section 1 is a binding commitment and is not subject to Payee’s discretion.

2. Principal. The principal balance of this Note shall be payable on the earliest of (i) the date on which Maker consummates its initial public offering of securities (the “Offering”), (ii) the date on which Maker determines not to proceed with the Offering and (iii) the date that is twelve (12) months after the date of this Note, which date under this clause (iii) may be extended by Payee in its sole discretion by written notice to Maker. If the Offering is consummated, this Note shall be repaid out of the proceeds of the Offering not held in the Trust Account (as defined in Section 14). If the principal balance becomes payable under clause (ii) or clause (iii) above, it shall be payable solely out of funds of Maker other than amounts held in the Trust Account. The principal balance may be prepaid at any time, in whole or in part, without penalty.

3. Interest; No Security. No interest shall accrue on the unpaid principal balance of this Note. This Note is unsecured, and Maker has granted no lien, charge or other security interest over any of its assets in respect of the obligations evidenced hereby.

4. Non-Convertible. This Note shall not be convertible into any securities of Maker, and Payee shall have no recourse with respect to the Payee’s ability to convert this Note into any securities of Maker. For the avoidance of doubt, nothing in this Section limits Payee’s recourse against Maker for payment of the principal balance of this Note in accordance with Sections 2 and 7.

5. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

6. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b) Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) hereof, the Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 6(b) and 6(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) sent by e-mail, in each case to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Pop Global Acquisition Limited

McGrath Tonner Corporate Services Limited, Genesis Building, 5th Floor, Genesis Close, PO Box 446, Cayman Islands, KY1-1106

Attn: [●]

E-mail: [●]

If to Payee:

NC Fortune Global Limited

Intershore Chambers, P.O. Box 4342, Road Town, Tortola, British Virgin Islands

Attn: Norman Cerny

E-mail: [●]

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider, (iv) the date reflected on a signed delivery receipt, or (v) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Jurisdiction. The courts of the State of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this Note (including a dispute relating to any non-contractual obligations arising out of or in connection with this Note) and the parties submit to the exclusive jurisdiction of the courts of New York.

13. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Trust Waiver. The Payee acknowledges that it has been provided with a copy of the registration statement on Form S-1 to be filed by the Maker with the U.S. Securities and Exchange Commission in respect of the Offering, including the preliminary prospectus contained therein (the “Prospectus”), and consents to the filing of this Note as an exhibit to such registration statement. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account (the “Trust Account”) in which the proceeds of the Offering and the proceeds of the sale of securities in a private placement that will occur simultaneously with the closing of the Offering, as described in greater detail in the Prospectus, will be placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the Trust Account or any distribution therefrom for any reason whatsoever. For the avoidance of doubt, if and to the extent any principal balance under this Note remains outstanding following the closing of the Offering (notwithstanding the repayment obligation in Section 2) and Maker does not consummate its initial business combination as described in the Prospectus, this Note shall be repaid only from amounts remaining outside of the Trust Account, if any.

15. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

16. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

17. Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Note.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

POP GLOBAL ACQUISITION LIMITED
(“Maker”)
By:
Name:	Norman Cerny
Title:	Chairman and Chief Executive Officer

Accepted and Agreed:

NC FORTUNE GLOBAL LIMITED
(“Payee”)
By:
Name:	Norman Cerny
Title:	Authorized Signatory